EXHIBIT 99.1

AntriaBio Announces $12 Million Private Placement

LOUISVILLE, CO – June 29, 2016 – AntriaBio, Inc. (“AntriaBio” or the “Company”) (OTCQB: ANTB), a biopharmaceutical corporation focused on developing novel extended release therapies, announced today that it has successfully raised approximately $12 million this year in a private placement transaction (the “Transaction”). Accredited investors and institutions paid $1.10 for one share of common stock and received warrants exercisable for five years at $1.65 for one share of common stock. The Transaction was led by pH Pharma, an affiliate of SBI Investment Korea (“SBI”), Korea’s first venture capital firm, which was spun out of SoftBank.

Since its inception in 2013, AntriaBio has successfully raised approximately $35 million through equity financings. AntriaBio will use the proceeds from the Transaction for general corporate purposes including preparation for Phase 1 clinical studies for AB101, an injectable once-weekly basal insulin for patients with type 1 and type 2 diabetes.

“SBI’s focus on biotechnology as a next-generation growth area is supported by our interest in AntriaBio,” stated Seok-Won Yoon, Division Manager of Healthcare Venture Investments at SBI. “We believe AntriaBio’s compelling once-weekly basal insulin product with its sophisticated microsphere technology has the potential to significantly disrupt the $11 billion global basal insulin market.”

“We appreciate the continued support of our existing shareholders and welcome the new investors to the Company,” stated Nevan Elam, Chairman and Chief Executive Officer of AntriaBio. “The additional capital provides us with resources to further our development of AB101, as well as to advance other potential long-acting product candidates in our pipeline.”

The securities sold in the financing have not been registered under the United States Securities Act of 1933, as amended ("Securities Act"), and may not be offered or sold in the US absent registration or an applicable exemption from registration requirements.

THIS PRESS RELEASE IS BEING ISSUED PURSUANT TO RULE 135C UNDER THE SECURITIES ACT AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE SECURITIES, NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE. ANY OFFERING OF THE SECURITIES UNDER THE RESALE REGISTRATION STATEMENT WILL ONLY BE BY MEANS OF A PROSPECTUS.

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company that develops novel extended release therapies by combining proprietary formulation and manufacturing capabilities with well-known molecules to significantly improve standards of care. AntriaBio's lead product candidate is AB101, an injectable once-weekly basal insulin for type 1 and type 2 diabetes that addresses a $11 billion market where the current standard of care is a once-daily basal insulin injection. For more information visit: www.antriabio.com.

Forward-Looking Statements
This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Noopur Liffick
VP of Corporate Development
(650) 549-4175
noopur@antriabio.com

Source: AntriaBio Inc.

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